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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-11316 (Commission File Number)	38-3041398 (I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 5. Other Events.

        On March 8, 2004, Omega Healthcare Investors, Inc. ("Omega") issued a press release announcing the closing of the underwritten public offering of 18,116,246 shares of Omega common stock at a price of $9.85 per share. All of the shares sold on March 8 were offered by Explorer Holdings, L.P. ("Explorer"). A copy of Omega's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

        Following Explorer's sale of its shares of Omega common stock, Daniel A. Decker, Thomas W. Erickson, Christopher W. Mahowald and Donald J. McNamara, each of whom were designees of Explorer, resigned from Omega's Board of Directors effective as of March 8, 2004. As a result of the resignations of the foregoing directors, Omega's Board of Directors has reduced the size of its Board from ten to six and has appointed Bernard J. Korman, an existing member of Omega's Board, to serve as the non-executive Chairman of the Board of Directors of Omega. Mr. Decker previously served in that capacity.

        On March 10, 2004, Omega announced it has re-leased five skilled nursing facilities and sold one closed facility. A copy of Omega's press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 7. Exhibits.

99.1
Press Release dated March 8, 2004 relating to the closing of the secondary offering by Explorer Holdings, L.P.

99.2
Press Release dated March 10, 2004 relating to the re-leasing of five skilled nursing facilities and the sale of one closed facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: Chief Executive Officer

Dated: March 10, 2004

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES